UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Transocean Ltd.
(Name of Registrant as Specified In Its Charter)

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Transocean Ltd. Investor Relations and Communications Dept.

Analyst Contact:	Gregory S. Panagos	News Release
+1 713-232-7551
Media Contact:	Guy A. Cantwell	FOR RELEASE: May 12, 2010
+1 713-232-7647

TRANSOCEAN LTD. ANNOUNCES EXCHANGE RATE TO DETERMINE THE

SWISS FRANC AMOUNT OF THE PROPOSED US$ 1.0 BILLION DISTRIBUTION

TO SHAREHOLDERS

ZUG, SWITZERLAND—Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today announced the applicable  exchange rate to determine the Swiss franc (“CHF”) amount of the proposed cash distribution to shareholders in the form of a par value reduction equal to USD 3.11 per issued share (including treasury shares) to be calculated and paid in four quarterly installments.

The exchange rate as determined by the Board in its discretion is CHF 1.10 per one USD. The definitive CHF per issued share aggregate capital reduction amount equal to USD 3.11 is CHF 3.44 (rounded up to the nearest even 0.01 of a CHF that is divisible by four), and the definitive CHF per issued share quarterly capital reduction amount is CHF 0.86.

Shareholders will have the opportunity to vote on the proposed cash distribution at the Annual General Meeting to be held in Zug, Switzerland, on May 14, 2010. For details regarding the proposed cash distribution, we refer to the definitive proxy statement of April 1, 2010 and the invitation to the 2010 Annual General Meeting published in the Swiss Official Gazette of Commerce on April 19, 2010.

Quarterly capital reduction payments will be made in USD converted at an exchange rate as determined by the Board of Directors in its discretion, based on an exchange rate prevailing approximately two business days prior to the date of the relevant installment payment, unless a shareholder timely elects to receive such payments in CHF.

Transocean is the world’s largest offshore drilling contractor and the leading provider of drilling management services worldwide. With a fleet of 139 mobile offshore drilling units plus three ultra-deepwater units under construction, the company’s fleet is considered one of the most modern and versatile in the world due to its emphasis on technically demanding segments of the offshore drilling business. Its worldwide fleet is more than twice the size of the next-largest competitor. The company owns or operates a contract drilling fleet of 45 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh-Environment semisubmersibles and drillships), 26 Midwater Floaters, 10 High-Specification Jackups, 55 Standard Jackups and other assets utilized in the support of offshore drilling activities worldwide.

For more information about Transocean, please visit our website at www.deepwater.com.

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